Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                        For the Month of September 2000
                     Distribution Date of October 16, 2000
                            Servicer Certificate #29

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $165,338,958.59
Beginning Pool Factor                                      0.330107248

Principal and Interest Collections:
     Principal Collected                                 $7,290,785.15
     Interest Collected                                  $1,251,588.14

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $455,568.52
Total Additional Deposits                                  $455,568.52

Repos / Chargeoffs                                         $716,252.10
Aggregate Number of Notes Charged Off                              153

Total Available Funds                                    $8,997,941.81

Ending Pool Balance                                    $157,331,921.34
Ending Pool Factor                                           0.3141208

Servicing Fee                                              $137,782.47

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,106,096.03
     Target Percentage                                           5.25%
     Target Balance                                      $8,259,925.87
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                   ($88,808.63)
     Ending Balance                                     $10,017,287.40

Current Weighted Average APR:                                   9.086%
Current Weighted Average Remaining Term (months):                26.39

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,484,436.25     1,371
                                 31 - 60 days           $476,706.01       485
                                 60+  days              $259,424.62       131

     Total:                                           $2,220,566.88     1,388

     Balances:                   60+  days            $3,330,114.41       131

Memo Item - Reserve Account
     Prior Month                                     $10,017,287.40
+    Invest. Income                                      $54,885.98
+    Excess Serv.                                        $33,922.65
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,106,096.03

Exhibit 20.4
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of September 2000

                                                                          NOTES
                                                       TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                              5.940%             6.100%

Beginning Pool Balance                       $165,338,958.59
Ending Pool Balance                          $157,331,921.34

Collected Principal                            $7,290,785.15
Collected Interest                             $1,251,588.14
Charge - Offs                                    $716,252.10
Liquidation Proceeds / Recoveries                $455,568.52
Servicing                                        $137,782.47
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $8,860,159.34

Beginning Balance                            $165,338,958.59    $159,551,977.95      $5,786,980.64

Interest Due                                     $819,199.44        $789,782.29         $29,417.15
Interest Paid                                    $819,199.44        $789,782.29         $29,417.15
Principal Due                                  $8,007,037.25      $7,726,790.95        $280,246.30
Principal Paid                                 $8,007,037.25      $7,726,790.95        $280,246.30

Ending Balance                               $157,331,921.34    $151,825,187.00      $5,506,734.34
Note / Certificate Pool Factor                                           0.3141             0.3141
   (Ending Balance / Original Pool Amount)
Total Distributions                            $8,826,236.69      $8,516,573.24        $309,663.45

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                  $33,922.65
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $10,106,096.03
(Release) / Draw                                 ($88,808.63)
Ending Reserve Acct Balance                   $10,017,287.40

Exhibit 20.4
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of September 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5                 4                   3                 2                  1
                                            May-00            Jun-00              Jul-00            Aug-00             Sep-00
Beginning Pool Balance                 $201,070,093.91    $191,640,559.16    $182,685,275.88    $175,221,766.25    $165,338,958.59

A) Loss Trigger:
   Principal of Contracts Charged Off      $424,119.16        $591,292.42        $471,941.02      $1,013,438.89        $716,252.10
   Recoveries                              $327,472.56        $341,777.17        $434,375.75        $452,817.34        $455,568.52

Total Charged Off (Months 5, 4, 3)       $1,487,352.60
Total Recoveries (Months 3, 2, 1)        $1,342,761.61
Net Loss / (Recoveries) for 3 Mos          $144,590.99 (a)

Total Balance (Months 5, 4, 3)         $575,395,928.95 (b)

Loss Ratio Annualized  [(a/b) * (12)]         0.30155%

Trigger:  Is Ratio > 1.5%                           No
                                                                                  Jul-00            Aug-00             Sep-00

B)   Delinquency Trigger:                                                      $4,078,432.87      $2,381,366.91      $3,330,114.41
     Balance delinquency 60+ days                                                   2.23249%           1.35906%           2.01411%
     As % of Beginning Pool Balance                                                 1.97529%           1.78308%           1.86855%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:             2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer